Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

FAT Brands, Inc.

Beverly Hills, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-239032), Form S-3 (No. 333-256342) and Form S-8 (No. 333-239031) of FAT Brands, Inc. of our report dated October 5, 2021, relating to the consolidated financial statements of GFG Holding, Inc., which appears in this Form 8-K/A of FAT Brands, Inc. filed on October 5, 2021.

/s/ BDO USA, LLP
Atlanta, Georgia

October 5, 2021